SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 11, 2004

Lake Area Corn Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	333-66552	46-0460790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34 P.O. Box 100 Wentworth, South Dakota		57075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 483-2676

Item 5.           Other Events and Regulation FD Disclosure.

On May 6, 2004, the Registrant’s Board of Managers approved a cash distribution of $0.05 per Class A capital unit or a total of $1,481,000 to all members of record as of May 1, 2004. The distribution was paid and issued on May 7, 2004. A portion of a copy of the newsletter mailed to members describing and announcing the distribution is attached hereto as Exhibit 99.1.

Item 7.           Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Portion of Newsletter mailed to members on May 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lake Area Corn Processors, LLC

Dated: May 11, 2004	By:	/s/ Douglas Van Duyn
Douglas Van Duyn
Chief Executive Officer